EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Jacksonville Bancorp, Inc. on Form S-8 of our report dated February 6, 2003, incorporated by reference to the Annual Report on Form 10-KSB of Jacksonville Bancorp, Inc. for the fiscal year ended December 31, 2002.

Hacker, Johnson & Smith, P.A.
Tampa, Florida
August 28, 2003